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                                                                   EXHIBIT 10.43

                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment to Executive Employment Agreement (the "Amendment") is made this 4th day of October 2001, between PolyMedica Corporation, a Massachusetts corporation (the "Company"), and Warren K. Trowbridge (the "Executive").

         WHEREAS, the Company and the Executive are parties to an Executive Employment Agreement dated as of September 1, 2000, as amended on December 14, 2000 and September 24, 2001 (the "Employment Agreement"); and

         WHEREAS, the Company and the Executive desire to further amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree that the Employment Agreement is hereby amended as follows:

         1. Section 3.6 of the Employment Agreement is hereby deleted and the following is substituted in lieu thereof:

         "3.6 Severance Pay. If at any time during the term of this Agreement (including any Extended Employment Period) the Executive's employment is terminated by the Company without cause (i.e., other than pursuant to Section
3.5 or Section 4 hereof), subject to the Executive's execution and non-revocation of a severance agreement and release drafted by and satisfactory to counsel for the Company, the Company shall continue to pay Executive at his then current Base Salary for the remainder of the Employment Period or for one year, whichever is longer (the "Severance Period"). Neither party shall be entitled to any compensation or claim for good will or other loss suffered by reason of termination of this Agreement. Notwithstanding the foregoing, the Company's obligations under this Section 3.6 shall cease immediately upon the payment by the Company to the Executive of the lump sum payment described in
Section 4.2(a)(i) of the Executive Retention Agreement, dated as of September 1, 2000, by and between the Company and the Executive."

         2. Except as specifically amended by this Amendment, all terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                                  COMPANY:

                                                     POLYMEDICA CORPORATION
                                                     By: /s/ Steven J. Lee
                                                     ------------------------
                                                     Name:  Steven J. Lee
                                                     Title:  Chairman and CEO

                                                     EXECUTIVE:

                                                     /s/ Warren K. Trowbridge
                                                     ------------------------
                                                     Warren K. Trowbridge